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Opinion of Mayer, Brown, Rowe & Maw


                                                                     Exhibit 5.1


                                  June 26, 2003


Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

Everest Re Capital Trust II
Everest Re Capital Trust III
c/o Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

     Re:  Everest Reinsurance Holdings, Inc.
          Everest Re Capital Trust II
          Everest Re Capital Trust III
          Registration Statement on Form S-3

Dear Ladies/Gentlemen:

     We have represented Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to debt securities of Everest Holdings (the "Debt Securities") and warrants (the "Warrants") of Everest Holdings. We have also represented Everest Holdings in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to guarantees by Everest Holdings (the "Guarantees") of trust preferred securities (the "Preferred Securities") of Everest Re Capital Trust II, a Delaware statutory trust, and Everest Re Capital Trust III, a Delaware statutory trust (together, the "Trusts").

     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Everest Holdings as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

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Everest Reinsurance Holdings, Inc.
Everest Re Capital Trust II
Everest Re Capital Trust III
June 26, 2003
Page 2

     Based upon and subject to the foregoing, we are of the opinion that:

     (i) The Debt Securities have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefore is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (ii) The Warrants have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and when payment therefore is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (iii) The Guarantees have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered, and when the Preferred Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the laws of the State of Delaware.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" incorporated by reference in the Registration Statement.


                                               Very truly yours,


                                               MAYER, BROWN, ROWE & MAW